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EXECUTION COPY

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                                WARRANT AGREEMENT

                             (SUBSCRIPTION WARRANTS)


                                     BETWEEN


                                 FORCENERGY INC


                                       AND

                    AMERICAN STOCK TRANSFER & TRUST COMPANY,
                                AS WARRANT AGENT


                       -----------------------------------

                           DATED AS OF MARCH 20, 2000

                       -----------------------------------


                  Warrants to Purchase 1,800,000 Common Shares



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                                TABLE OF CONTENTS

                                                                                                              PAGE
AGREEMENT...................................................................................................   1

1. DEFINITIONS..............................................................................................   1

2. WARRANT CERTIFICATES.....................................................................................   5
   2.1      Issuance of Warrants............................................................................   5
   2.2      Form, Denomination and Date of Warrants.........................................................   5
   2.3      Execution and Delivery of Warrant Certificates..................................................   6
   2.4      Legend; Transfer and Exchange...................................................................   6

3. EXERCISE AND EXPIRATION OF WARRANTS......................................................................   7
   3.1      Right to Acquire Warrant Shares Upon Exercise...................................................   7
   3.2      Exercise and Expiration of Warrants.............................................................   8
            (a)      Exercise of Warrants...................................................................   8
            (b)      Expiration of Warrants.................................................................   8
            (c)      Method of Exercise.....................................................................   9
            (d)      Partial Exercise.......................................................................   9
            (e)      Issuance of Warrant Shares............................................................    10
            (f)      Time of Exercise......................................................................    10
   3.3      Payment of Taxes...............................................................................    10
   3.4      Surrender of Certificates......................................................................    11
   3.5      Shares Issuable................................................................................    11

4. DISSOLUTION, LIQUIDATION OR WINDING UP..................................................................    11

5. ADJUSTMENTS.............................................................................................    12
   5.1 Adjustments.........................................................................................    12
       (a) Stock Dividends, Subdivisions and Combinations..................................................    12
       (b) Reclassifications...............................................................................    12
       (c) Distribution of Warrants or Other Rights to Holders of Common Shares............................    13
             (d) Superseding Adjustment of Number of Warrant Shares into Which Each
                 Warrant is Exercisable....................................................................    13
             (e) Other Provisions Applicable to Adjustments under this Section.............................    14
             (f) Warrant Price Adjustment..................................................................    15
             (g) Merger, Consolidation or Combination......................................................    15
             (h) Compliance with Governmental Requirements.................................................    16
             (j) Warrants Deemed Exercisable...............................................................    16

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
    5.2      Notice of Adjustment...........................................................................  16
    5.3      Statement on Warrant Certificates..............................................................  16
    5.4      Fractional Interest............................................................................  16

6.  LOSS OR MUTILATION......................................................................................  17

7.  RESERVATION AND AUTHORIZATION OF WARRANT SHARES.........................................................  17

8.  WARRANT TRANSFER BOOKS..................................................................................  18

9.  WARRANT HOLDERS.........................................................................................  19
    9.1      Voting or Dividend Rights......................................................................  19
    9.2      Rights of Action...............................................................................  19
    9.3      Treatment of Holders of Warrant Certificates...................................................  19
    9.4      Communications to Holders......................................................................  20

10. NOTICES.................................................................................................  20
    10.1     Notices Generally..............................................................................  20
    10.2     Required Notices to Holders....................................................................  21

11. APPLICABLE LAW..........................................................................................  22

12. PERSONS BENEFITTING.....................................................................................  22

13. COUNTERPARTS............................................................................................  22

14. AMENDMENTS..............................................................................................  23

15. INSPECTION..............................................................................................  23

16. SUCCESSOR TO THE COMPANY................................................................................  23

17. ENTIRE AGREEMENT........................................................................................  23

18. HEADINGS................................................................................................  24

19. CONCERNING THE WARRANT AGENT............................................................................  24

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                                    EXHIBITS

A. Form of Warrant Certificate..........................................    A-1

                                WARRANT AGREEMENT

                             (SUBSCRIPTION WARRANTS)

         This WARRANT AGREEMENT, dated as of March 20, 2000, is entered into among FORCENERGY INC, a Delaware corporation (the "Company"), and American Stock Transfer & Trust Company, Inc. ("Warrant Agent").

         WHEREAS, in connection with a plan of reorganization (the "Plan") as confirmed on January 19, 2000 by the United States Bankruptcy Court for the Eastern District of Louisiana (the "Court") pursuant to Chapter 11 of Title 11 of the United States Code, the Company has agreed to issue to the Purchasers an aggregate of 1,800,000 Warrants to purchase an aggregate of 1,800,000 Common Shares (as defined below) of the Company at the Warrant Price (as defined below) on and after the Issue Date (as defined below), subject to the availability of an exemption from registration or an effective registration statement as described below, and on or prior to the Expiration Date (as defined below), subject to earlier expiration as described below. Pursuant to the Plan, each Purchaser is entitled to receive Warrants to purchase 45 Common Shares for each share of Series A Preferred Stock purchased; and

         WHEREAS, the Company and the Warrant Agent desire to set forth in this Agreement, among other things, the form and provisions of the certificates representing the Warrants and the terms and conditions under which they may be issued, transferred, exchanged, replaced and surrendered in connection with the exercise of the Warrants;

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

1.       DEFINITIONS

         "Additional Common Shares" shall mean all Common Shares issued or issuable by the Company after the date of this Agreement, other than the Warrant Shares.

         "Affiliate" shall mean, as to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control of such Person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Agreement" shall mean this Warrant Agreement, as the same may be amended, modified or supplemented from time to time.

         "Bankruptcy Code" shall mean Chapter 11 of Title 11 of the United States Code, as amended.

         "Business Day" shall mean a day which in New York, New York is neither a legal holiday nor a day on which banking institutions are authorized by law or regulation to close.

         "Capital Stock" of any Person shall mean any and all shares, interests, participations or other equivalents (however designated) of such Person's capital stock, and any warrants, options or similar rights to acquire such capital stock.

         "Common Shares" shall mean (i) the common stock, par value $.01 per share, of the reorganized Company, as constituted on the original issuance of the Warrants, (ii) any Capital Stock into which such Common Shares may thereafter be changed and (iii) except as provided in Section 5.1(b), any share of Capital Stock of the Company of any other class issued to holders of Common Shares upon any reclassification thereof.

         "Company" shall mean the company identified in the preamble hereof, as reorganized in accordance with the Plan, and its successors and assigns.

         "Corporate Office" shall mean, (1) with respect to the Company, 2730 S.W. 3rd Avenue, Suite 800, Miami, Florida 33129-2356, or such other place as the Company shall locate its executive offices, and (2) with respect to the Warrant Agent, the executive offices of the Warrant Agent (or its successor) at which at any particular time its principal business shall be administered, which office is located as of the date hereof at 40 Wall Street, New York, NY 10005.

         "Court" shall mean the United States Bankruptcy Court for the Eastern District of Louisiana as identified in the preamble hereof.

         "Current Market Price" shall mean, with respect to any security on any date the average of the daily Market Price of such security for each Business Day during the period commencing thirty (30) Business Days before such date and ending on the date one Business Day prior to such date; provided, however, that if (i) the Current Market Price per share of a security is determined during a period following the Company's announcement of (A) a dividend or distribution on such a security payable in shares of such a security or securities convertible into shares of such a security, or (B) any subdivision, combination or reclassification of such security and (ii) prior to the expiration of such thirty (30) Business Day period before such date (or, if applicable, such lesser number of Business Days before such date for which daily Market Prices are available) the ex-dividend date for such dividend or distribution or the record date for such subdivision, combination or reclassification occurs, then, in each such case, the Current Market Price shall be properly adjusted to take into account ex-dividend trading.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "Expiration Date" shall mean the earlier of, (i) the tenth anniversary of the Issue Date, (ii) the Expiration Notice Date, or (iii) such earlier date as determined in accordance with Section 4.

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         "Expiration Notice" shall mean a notice of expiration of the Warrants that may be given by the Company, in its sole discretion, on any date after the fourth anniversary of the Issue Date if the Market Price has exceeded 300% of the Warrant Price for a period of 30 consecutive Trading Days.

         "Expiration Notice Date" shall mean the date 30 days after the date of an Expiration Notice sent to Holders.

         "Holder" or "Warrantholder" shall mean any Person in whose name at the time any Warrant Certificate is registered upon the Warrant Register.

         "Issue Date" shall mean as of March 20, 2000.

         "Initial Warrant Exercise Date" means the date which is the business day on which the Warrants are issued to the Holders pursuant to the Plan.

         "Market Price" at any date shall be deemed to be the last reported sale price, or, in case no such reported sale takes place on such day, the average of the last reported sale prices for the last three trading days, in either case as officially reported by the principal securities exchange on which the securities are listed or admitted to trading or by the NNM, or, if the securities are not listed or admitted to trading on any national securities exchange or quoted by NNM, the average closing bid price as furnished by the NASD through NNM or similar organization if NNM is no longer reporting such information, or if the securities are not quoted on NNM, as determined in good faith by resolution of the Board of Directors of the Company.

         "NASD" shall mean National Association of Securities Dealers, Inc.

         "NNM" shall mean Nasdaq National Market.

         "Non-Surviving Combination" shall mean any merger, consolidation or other business combination by the Company with one or more other entities in a transaction in which the Company is not the surviving entity or becomes a wholly-owned subsidiary of another entity.

         "Outstanding" shall mean, as of the time of determination, when used with respect of any Warrants, all Warrants originally issued under this Agreement except (i) Warrants that have been exercised pursuant to Section 3.2(a), (ii) Warrants that have expired pursuant to Sections 3.2(b), 4 or 6 and
(iii) Warrants that have otherwise been acquired by the Company; provided, however, that in determining whether the Holders of the requisite amount of the outstanding Warrants have given any request, demand, authorization, direction, notice, consent or waiver under the provisions of this Agreement, Warrants owned by the Company or any Subsidiary or Affiliate of the Company or any Person that is at such time a party to a merger or acquisition agreement with the Company shall be disregarded and deemed not to be outstanding.

         "Person" shall mean any individual, corporation (including a business trust), partnership, joint venture, association, joint-stock company, trust, estate, limited liability company, unincorporated association, unincorporated organization, government or agency or political subdivision thereof or any other entity.

         "Plan" shall mean the plan of reorganization as confirmed by the Court pursuant to Chapter 11 of Title 11 of the United States Code.

         "Purchasers" shall mean the initial purchasers of the Series A Preferred Stock.

         "Recipient" shall have the meaning given such term in Section 3.2(e).

         "Record Date" shall mean January 28, 2000, which is the Record Date specified in the Plan.

         "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "Series A Preferred Stock" shall mean the Company's 14% Series A Cumulative Preferred Stock.

         "Subsidiary" shall mean, with respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof.

         "Trading Day" means any day on which the Common Shares of the Company are traded or quoted on a U.S. securities exchange or quotation system.

         "Warrant Certificates" shall mean those certain warrant certificates evidencing the Warrants, substantially in the form of Exhibit A attached hereto.

         "Warrant Legend" shall mean the legend set forth in Section 2.4(a).

         "Warrant Price" shall mean the exercise price per Warrant Share, initially set at $10.00, subject to adjustment as provided in Section 5.1(f).

         "Warrant Register" shall have the meaning given such term in Section 8.

         "Warrant Shares" shall mean the Common Shares issuable upon exercise of the Warrants, the number and nature of which are subject to adjustment from time to time in accordance with Section 5.

         "Warrants" shall mean the 1,800,000 Warrants to purchase an aggregate of 1,800,000 Common Shares from the Company at the Warrant Price, subject to the terms and conditions described herein and subject to adjustment pursuant to
Section 5, and each "Warrant" shall represent the right to purchase one Common Share of the Company at the Warrant Price, subject to the terms and conditions described herein and subject to adjustment pursuant to Section 5.

2.       WARRANT CERTIFICATES

         2.1 Issuance of Warrants. (a) Upon the execution of this Agreement, the Company will execute and deliver to the Warrant Agent one or more Warrant Certificates representing the number of Warrants issued pursuant to the Plan. Upon written order of the Company signed by its Chairman or President, or a Vice President and its Secretary, the Warrant Agent shall countersign, issue and deliver the Warrants in accordance with the Plan for the consideration set forth in the Plan. Each Warrant Certificate issued pursuant to this Section 2.1 shall evidence the number of Warrants specified therein, and each Warrant evidenced thereby shall represent the right, subject to the provisions contained herein and in the Warrant Certificate, to purchase one Warrant Share, subject to adjustment as provided in Section 5.

         (b) From time to time, up to the Expiration Date, the Warrant Agent shall countersign and deliver Warrant Certificates in required whole number denominations to the persons entitled thereto in connection with any replacement, transfer, exchange, adjustment or other issuance permitted under this Agreement; provided that no Warrant Certificates shall be issued except (i) those initially issued hereunder; (ii) those issued on or after the Initial Warrant Exercise Date, upon the exercise of fewer than all Warrants represented by any Warrant Certificate, to evidence any unexercised Warrants held by the exercising Holder; (iii) those issued upon any transfer or exchange pursuant to
Section 2.4 hereof; (iv) those issued in replacement of lost, stolen, destroyed or mutilated Warrant Certificates pursuant to Section 6 hereof; and (v) at the option of the Company, in such form may be approved by the Board of Directors, to reflect any reasonable adjustment or change in the Warrant Price, the number of shares of Common Stock purchasable upon exercise of the Warrants as provided in Section 5 hereof.


         2.2      Form, Denomination and Date of Warrants.

                  (a) Warrant Certificates shall be substantially in the form of Exhibit A hereto. The Warrant Certificates shall be numbered, lettered or otherwise distinguished in such manner as the officers of the Company executing the same may determine. Each Warrant Certificate shall be dated the date of its execution. Any of the Warrant Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, as may be required to comply with any law or with any rules or regulations pursuant thereto, or with the rules of any securities market in which the Warrants or Common Shares are admitted to trading, or to the extent not inconsistent with the provisions of this

Agreement, to conform to general usage. All Warrants shall be otherwise substantially identical except as to denomination and as provided herein.

                  (b) Each Warrant Certificate issued pursuant to this Agreement will bear the Restricted Warrant Legend unless removed in accordance with
Section 2.4.

         2.3      Execution and Delivery of Warrant Certificates.

                  (a) Warrant Certificates evidencing the Warrants which may be delivered under this Agreement are limited to Warrant Certificates evidencing 1,800,000 Warrants, except for Warrant Certificates delivered pursuant to Sections 2.4, 3.2(d), 6 and 8 upon registration of transfer of, or in exchange for, or in lieu of, one or more previously issued Warrant Certificates and as may be necessary to reflect the adjustments required by Section 5.

                  (b) At any time and from time to time on or after the date of this Agreement, Warrant Certificates evidencing the Warrants may be executed and delivered by the Company for issuance upon transfer of Warrants pursuant to the provisions of Section 2.4.

                  (c) The Warrant Certificates shall be executed in the corporate name and on behalf of the Company by the Chairman (or any Co-Chairman) of the Board, the Chief Executive Officer, the President or any one of the Vice Presidents of the Company under corporate seal reproduced thereon and attested to by the Secretary or one of the Assistant Secretaries of the Company, either manually or by facsimile signature printed thereon. Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company whose signature shall have been placed upon any of the Warrant Certificates shall cease to be such officer of the Company before the date of issuance thereof, or before the countersignature by the Warrant Agent and issue and delivery thereof, such Warrant Certificates may, nevertheless, be countersigned by the Warrant Agent issued and delivered with the same force and effect as though such person had not ceased to be such officer of the Company, and any Warrant Certificate may be signed on behalf of the Company by such person as, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company, although at the date of the execution of this Agreement any such person was not such an officer. After countersignature by the Warrant Agent, Warrant Certificates shall be delivered by the Warrant Agent to the Holder without further action by the Company, except as otherwise provided in this Agreement.

         2.4      Legend; Transfer and Exchange.

                  (a) Each Warrant Certificate and each certificate representing Warrant Shares shall bear the following legend (the "Warrant Legend"):

                  THE WARRANT REPRESENTED BY THIS CERTIFICATE AND
                  THE OTHER SECURITIES ISSUABLE UPON EXERCISE

                  THEREOF ARE EXEMPT FROM THE REGISTRATION AND QUALIFICATION REQUIREMENTS OF FEDERAL AND STATE SECURITIES LAWS PURSUANT TO
                  SECTION 1145 OF THE BANKRUPTCY CODE AS SECURITIES ISSUED BY A DEBTOR PURSUANT TO A PLAN OF REORGANIZATION APPROVED BY THE BANKRUPTCY COURT.

                  THE WARRANT REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF ARE SUBJECT TO THE CONDITIONS SPECIFIED IN THE WARRANT AGREEMENT (SUBSCRIPTION WARRANTS), DATED AS OF MARCH 20, 2000, AMONG THE COMPANY AND THE WARRANT AGENT. A COPY OF THE WARRANT AGREEMENT IS ON FILE AT THE OFFICES OF FORCENERGY INC. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY THE PROVISIONS OF THE WARRANT AGREEMENT.

                  (b) If a Holder of a Warrant wishes at any time to transfer such Warrant to a Person who wishes to take delivery thereof, such Holder may, subject to the restrictions on transfer set forth herein, cause the exchange of such Warrant for one or more Warrants exercisable for the same aggregate number of Warrant Shares. Upon receipt by the Warrant Agent at its Corporate Office of
(1) such Warrant, duly endorsed as provided herein, and (2) instructions from such Holder directing the Company to execute and deliver one or more Warrants exercisable for the same aggregate number of Warrant Shares as the Warrant to be exchanged, such instructions to contain the name or names of the designated transferee or transferees, the authorized denomination or denominations of the Warrants to be so issued and appropriate delivery instructions, then the Company shall cancel or cause to be canceled such Warrant and, concurrently therewith, the Company shall execute, and the Warrant Agent shall countersign, issue and deliver one or more Warrants to the effect set forth therein, in accordance with the instructions referred to above.

                  (c) No service charge shall be made to a Holder for any registration of transfer or exchange; provided, however, that the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Warrant Certificates.

3.       EXERCISE AND EXPIRATION OF WARRANTS

         3.1 Right to Acquire Warrant Shares Upon Exercise. Each Warrant Certificate shall entitle the Holder thereof, subject to the provisions thereof and of this Agreement, to acquire from the Company, for each Warrant evidenced thereby, one Warrant Share at the Warrant Price, subject to adjustment as provided in Section 5.1. The Warrants are exercisable at any time on and after the earlier of the date (i) the Company has obtained a no-action letter from the staff of the U.S.

Securities and Exchange Commission confirming the issuance of the Common Stock upon the exercise of the Warrants and subsequent resales will be exempt from registration under the Securities Act pursuant to Section 1145 of the Bankruptcy Code, (ii) the Company has determined, on advice of counsel, that an applicable exemption from registration exists or that registration of the issuance and resales of such Common Stock is unnecessary and (iii) the effectiveness of a registration statement filed by the Company covering the offer and sale of the Common Stock pursuant to the Warrants (subject to the effectiveness and availability of the registration statement), until on or prior to the Expiration Date.

         In the event the Company (x) does not obtain such no-action letter, or the staff of the U.S. Securities and Exchange Commission does not confirm that such issuance and resales of Common Stock will be exempt from registration under the Securities Act pursuant to Section 1145 of the Bankruptcy Code, or (y) does not make any such determination with respect to an exemption from or requirement for registration, the Company will file a shelf registration statement to register the continuous offer and sale of the Common Stock, which registration statement will be effective within one year from the Issue Date; provided, the Company may suspend the use of such registration statement at such time or times as there may be material non-public information that requires the Company to amend such registration statement or make filings with the Securities and Exchange Commission that are incorporated by reference in the registration statement to make the statements contained in the registration statement, in the light of the circumstances under which the registration statement and the prospectus contained therein are used, not misleading; provided further, that the Company shall use its reasonable best efforts to file any amendment or filings with the Securities and Exchange Commission as promptly as practicable to terminate the suspension of the use of the registration statement if and when such registration statement is suspended.

         3.2      Exercise and Expiration of Warrants.

                  (a) Exercise of Warrants. Subject to the terms and conditions set forth herein, including, without limitation, the exercise procedure described in Section 3.2(c), a Holder of a Warrant Certificate may exercise all or any whole number of the Warrants evidenced thereby, on any Business Day on and after the earlier of the date (i) the Company has obtained a no-action letter from the staff of the U.S. Securities and Exchange Commission confirming the issuance of the Common Stock upon the exercise of the Warrants and subsequent resales will be exempt from registration under the Securities Act pursuant to Section 1145 of the Bankruptcy Code, (ii) the Company has determined, on advice of counsel, that an applicable exemption from registration exists or that registration of the issuance and resales of such Common Stock is unnecessary and (iii) the effectiveness of a registration statement filed by the Company covering the offer and sale of the Common Stock pursuant to the Warrants, until 5:00 p.m., New York, New York time, on the Expiration Date (subject to earlier expiration pursuant to Section 4) for the Warrant Shares purchasable thereunder.

                  (b) Expiration of Warrants. The Warrants shall terminate and become void as of 5:00 p.m., New York, New York time, on the Expiration Date, subject to earlier expiration in accordance with Section 4. In the event that the Warrants are to expire by reason of Section 4, the term "Expiration Date" shall mean such earlier date for all purposes of this Agreement.

                  (c) Method of Exercise. The Holder may exercise all or any whole number of the Warrants by either of the following methods:

                           (i) The Holder may deliver to the Warrant Agent at
                  its Corporate Office (A) a written notice of such Holder's election to exercise Warrants, duly executed by such Holder in the form set forth on the reverse of, or attached to, such Warrant Certificate, which notice shall specify the number of Warrant Shares to be purchased, (B) the Warrant Certificate evidencing such Warrants and (C) a sum equal to the aggregate Warrant Price for the Warrant Shares into which such Warrants are being exercised, which sum shall be paid in any combination elected by such Holder of (x) a certified or official bank check payable to the order of the Company and delivered to the Warrant Agent at its Corporate Office (which the Warrant Agent shall transfer to the Company on the next Business Day after receipt), or (y) wire transfers in immediately available funds to the account of the Company at such banking institution as the Company shall have given notice to the Warrant Agent and the Holders in accordance with
                  Section 10.1(b); or

                           (ii) The Holder may also exercise all or any of the
                  Warrants in a "cashless" or "net-issue" exercise by delivering to the Company at the Corporate Office (A) a written notice of such Holder's election to exercise Warrants, duly executed by such Holder in the form set forth on the reverse of, or attached to, such Warrant Certificate, which notice shall specify the number of Warrant Shares to be delivered to such Holder and the number of Warrant Shares with respect to which such Warrants are being surrendered in payment of the aggregate Warrant Price for the Warrant Shares to be delivered to the Holder, and (B) the Warrant Certificate evidencing such Warrants. For purposes of this subparagraph (ii), each Warrant Share as to which such Warrants are surrendered in payment of the aggregate Warrant Price will be attributed a value equal to (x) the Market Price per share of Common Shares minus (y) the then-current Warrant Price. Solely for the purpose of this paragraph, the Market Price shall be calculated as the average of the Market Prices for each of the ten trading days preceding the date the notice of exercise is delivered to the Warrant Agent.

                  (d) Partial Exercise. If fewer than all the Warrants represented by a Warrant Certificate are exercised or surrendered pursuant to the provisions of Section 3.2(c)(ii), such Warrant Certificate shall be surrendered and a new Warrant Certificate in the same form and for the number of Warrants which were not exercised or surrendered shall be executed by the Company. The Company, subject to the provisions of Section 8, as may be directed in writing by the Holder, shall issue and deliver the new Warrant Certificate to the Person or Persons in whose name such new Warrant Certificate is so registered or as may be directed in writing by the exercising Holder.

                  (e) Issuance of Warrant Shares. Upon surrender of a Warrant Certificate evidencing Warrants in conformity with the foregoing provisions and payment of the Warrant Price in respect of the exercise of one or more Warrants evidenced thereby, when such payment is received, the Company shall within five Business Days after the Warrant Agent receives such notice of exercise and payment, execute or cause to be executed and deliver or cause to be delivered to the Recipient (as defined below) a certificate or certificates representing the aggregate number of Warrant Shares issuable upon such exercise (based upon the aggregate number of Warrants so exercised), determined in accordance with
Section 3.5, together with an amount in cash in lieu of any fractional share(s) determined in accordance with Section 5.4. The certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as such Holder shall request in such notice of exercise and shall be registered or otherwise placed in the name of, and delivered to, the Holder or, subject to Section 2.4 and Section 3.3, such other Person as shall be designated by the Holder in such notice (the Holder or such other Person being referred to herein as the "Recipient").

                  (f) Time of Exercise. A Warrant shall be deemed to have been exercised immediately prior to the close of business on the date on which all requirements set forth in Section 3.2(c) applicable to such exercise have been satisfied. Subject to Section 5.1(e)(iv), certificate(s) evidencing the Warrant Shares issued upon the exercise of such Warrant shall be deemed to have been issued and, for all purposes of this Agreement, the Recipient shall, as between such Person and the Company, be deemed to be and entitled to all rights of the holder of record of such Warrant Shares as of such time.

         3.3      Payment of Taxes.

         The Company shall pay any and all documentary stamp taxes, if any, attributable to the initial issuance of Warrants or the delivery of Warrant Shares issuable upon exercise of the Warrants. The Company shall not be required, however, to pay any tax or other charge imposed in respect of (i) any transfer (including any transfer effected pursuant to the provisions of Section 3.2(d) or (e)) or exchange of any Warrant Certificates or any certificates for Warrant Shares or (ii) payment of cash to any Person other than the Holder of the Warrant Certificate surrendered upon the exercise of a Warrant, and in case of such transfer, exchange or payment, the Company shall not be required to issue or deliver any certificate or pay any cash until (a) such tax or charge has been paid or an amount sufficient for the payment thereof has been delivered to the Company or (b) it has been established to the Company's satisfaction that any such tax or other charge that is or may become due has been paid.

         3.4      Surrender of Certificates.

         Any Warrant Certificate surrendered for exercise shall be promptly canceled by the Company and shall not be reissued by the Company.

         3.5      Shares Issuable.

         The number of Warrant Shares "issuable upon exercise" of Warrants at any time shall be the number of Warrant Shares into which such Warrants are then exercisable. The number of Warrant Shares "into which each Warrant is exercisable" initially shall be one share, subject to adjustment as provided in
Section 5.1.

4.       DISSOLUTION, LIQUIDATION OR WINDING UP

         If, on or prior to the Expiration Date, the Company (or any other Person controlling the Company) shall effect or otherwise be subject to a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, each Holder shall receive the securities, money or other property which such Holder would have been entitled to receive had such Holder been the holder of record of the Warrant Shares into which the Warrants were exercisable immediately prior to such dissolution, liquidation or winding up (net of the then applicable Warrant Price), and the rights to exercise such Warrants shall terminate.

         If, on or prior to the Expiration Date, the Company (or any other Person controlling the Company) shall propose a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, the Company shall give written notice thereof to the Warrant Agent and all Holders of Warrant Certificates in the manner provided in Section 10 prior to the date on which such transaction is expected to become effective or, if earlier, the record date for such transaction. Such notice shall also specify the proposed date (if then determinable) as of which the holders of record of the Common Shares shall be entitled to exchange their shares for moneys, securities or other property deliverable upon such dissolution, liquidation or winding up, as the case may be, the proposed date (if then determinable) on which each Holder of Warrant Certificates shall be entitled to receive the moneys, securities or other property which such Holder would have been entitled to receive had such Holder been the holder of record of the Warrant Shares into which the Warrants were exercisable immediately prior to such dissolution, liquidation or winding up (net of the then applicable Warrant Price) and the date on which the rights to exercise the Warrants shall terminate.

         In case of any such voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall retain any moneys, securities or other property which the Holders are entitled to receive under this Agreement. After any Holder has surrendered a Warrant Certificate to the Company, the Company shall make payment in the appropriate amount to such Person or Persons as it may be directed in writing by the Holder surrendering such Warrant Certificate. The Company shall not be required to pay interest on any money deposited pursuant to the provisions of this Section 4.

5.       ADJUSTMENTS

         5.1      Adjustments.

         The number of Warrant Shares into which each Warrant is exercisable and the Warrant Price shall be subject to adjustment from time to time after the date hereof in accordance (and only in accordance) with the provisions of this
Section 5:

                  (a) Stock Dividends, Subdivisions and Combinations. In case at any time or from time to time after the date hereof and before the Expiration Date the Company shall:

                         (i) pay to all holders of outstanding Common Shares a dividend payable in, or make any other distribution on any class of its capital stock in, Common Shares (other than a dividend or distribution upon a merger or consolidation or sale to which Section 5.1(g) applies);

                        (ii) subdivide its outstanding Common Shares into a larger number of Common Shares (other than a subdivision upon a merger or consolidation or sale to which Section 5.1(g) applies); or

                       (iii) combine its outstanding Common Shares into a smaller number of Common Shares (other than a combination upon a merger or consolidation or sale to which Section 5.1(g) applies);

then, (x) in the case of any such dividend or distribution, effective immediately after the opening of business on the day after the date for the determination of the holders of Common Shares entitled to receive such dividend or distribution or (y) in the case of any subdivision or combination, effective immediately after the opening of business on the day after the date upon which such subdivision or combination becomes effective, the number of Warrant Shares into which each Warrant is exercisable shall be adjusted to that number of Warrant Shares determined by (A) in the case of any such dividend or distribution, multiplying the number of Warrant Shares into which each Warrant is exercisable at the opening of business on the day after the date for determination by a fraction (not to be less than one), (1) the numerator of which shall be equal to the sum of the number of Common Shares outstanding at the close of business on such date for determination and the total number of shares constituting such dividend or distribution and (2) the denominator of which shall be equal to the number of Common Shares outstanding at the close of business on such date for determination, or (B) in the case of any such combination, by proportionately reducing, or, in the case of any such subdivision, by proportionately increasing, the number of Warrant Shares into which each Warrant is exercisable at the opening of business on the day after the date upon which such subdivision or combination becomes effective.

                  (b) Reclassifications. A reclassification of the Common Shares (other than any such reclassification in connection with a merger or consolidation or sale to which Section 5.1(g) applies and other than a change in par value, or from par value to no par value, or from no par value to par value) into Common Shares and shares of any other class of stock shall be deemed a distribution by the Company to the holders of its Common Shares of such shares of such other class of stock for the purposes and within the meaning of Section 5.1(b) (and the effective time of such reclassification shall be deemed to be "the time for the determination of the holders of Common Shares entitled to receive such distribution" for the purposes and within the meaning of Section 5.1(b)) and, if the outstanding number of Common Shares shall be changed into a larger or smaller number of Common Shares as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding Common Shares for the purposes and within the meaning of Section 5.1(a) (and the effective time of such reclassification shall be deemed to be "the time as of which such subdivision or combination becomes effective" for the purposes and within the meaning of Section 5.1(a)).

                  (c) Distribution of Warrants or Other Rights to Holders of Common Shares. In case at any time or from time to time after the date hereof and before the Expiration Date the Company shall make a distribution to all holders of outstanding Common Shares of any warrants, options or other rights to subscribe for or purchase any Additional Common Shares or securities convertible into or exchangeable for Additional Common Shares (other than a distribution of such warrants, options or rights upon a merger or consolidation or sale to which
Section 5.1(g) applies), whether or not the rights to subscribe or purchase thereunder are immediately exercisable, and the gross consideration per share (computed as the gross amount of cash or the fair market value (as determined in good faith by the Company's Board of Directors) of other assets received by the Company before deduction of any underwriting or similar commissions, compensation, discounts or concessions paid or allowed by the Company in connection with such issue or sale and before deduction of any other expenses payable in connection therewith) for which Additional Common Shares may thereafter be issuable pursuant to such warrants or other rights shall be less than the Current Market Price per Common Share on the date fixed for determination of the holders of Common Shares entitled to receive such distribution, then, and for each such case, effective immediately after the opening of business on the day after the date for determination, the number of Warrant Shares into which each Warrant is exercisable shall be adjusted to that number determined by multiplying the number of Warrant Shares into which each Warrant is exercisable immediately prior to such time for determination by a fraction (not less than one), (i) the numerator of which shall be the number of Common Shares outstanding immediately prior to such time for determination plus the maximum number of Additional Common Shares issuable pursuant to all such warrants or other rights issued in the distribution which triggered the adjustment and (ii) the denominator of which shall be the number of Common Shares outstanding immediately prior to such time for determination plus the number of Common Shares that the minimum consideration received and receivable by the Company for the issuance of such maximum number of Additional Common Shares pursuant to the terms of such warrants or other rights would purchase at such Current Market Price.

                  (d) Superseding Adjustment of Number of Warrant Shares into Which Each Warrant is Exercisable. In case at any time after any adjustment of the number of Warrant Shares into which each Warrant is exercisable shall have been made pursuant to Section 5.1(c) on the basis of the distribution of warrants or other rights or after any new adjustment of the number of Warrant Shares into which each Warrant is exercisable shall have been made pursuant to this Section 5.1(d), such warrants or rights shall expire, and all or a portion of such warrants or rights shall not have been exercised, then, and in each such case, upon the election of the Company such previous adjustment in respect of such warrants or rights which have expired without exercise shall be rescinded and annulled as to any then outstanding Warrants, and the Additional Common Shares that were deemed for purposes of the computations set forth in Section 5.1(c) to have been issued or sold by virtue of such adjustment in respect of such warrants or rights shall no longer be deemed to have been distributed.

                  (e) Other Provisions Applicable to Adjustments under this Section. The following provisions shall be applicable to the making of adjustments of the number of Warrant Shares into which each Warrant is exercisable and to the Warrant Price under this Section 5.1:

                         (i) Treasury Stock. The sale or other disposition of any issued Common Shares owned or held by or for the account of the Company shall be deemed an issuance or sale of Additional Common Shares for purposes of this Section 5 if the gross consideration to be received by the Company per Common Share (before reduction for any underwriting discounts or commission or brokerage commissions) is less than the Current Market Price. The Company shall not pay any dividend on or make any distribution on Common Shares held in the treasury of the Company. For the purposes of this Section 5.1, the number of Common Shares at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of Common Shares.

                        (ii) When Adjustments Are to be Made. The adjustments required by Sections 5.1(a), 5.1(b), 5.1(c) and 5.1(d) shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that no adjustment of the Warrant Shares into which each Warrant is exercisable that would otherwise be required shall be made unless and until such adjustment either by itself or with other adjustments not previously made increases or decreases the Warrant Shares into which each Warrant is exercisable immediately prior to the making of such adjustment by at least 1%. Any adjustment representing a change of less than such minimum amount (except as aforesaid) shall be carried forward and made as soon as such adjustment, together with other adjustments required by Sections 5.1(a), 5.1(b), 5.1(c) and 5.1(d) and not previously made, would result in such minimum adjustment.

                       (iii) Fractional Interests. In computing adjustments under this Section 5, fractional interests in Common Shares shall be taken into account to the nearest one-thousandth of a share.

                        (iv) Deferral of Issuance upon Exercise. In any case in which this Section 5 shall require that an adjustment to the Warrant Shares into which each Warrant is exercisable be made effective pursuant to Section 5.1(a) or 5.1(c) prior to the occurrence of a specified event and any Warrant is exercised after the time at which the adjustment became effective but prior to the occurrence of such specified event, the Company may elect to defer until the occurrence of such specified event the issuing to the Holder of the Warrant Certificate evidencing such Warrant (or other Person entitled thereto) of, and may delay registering such Holder or other Person as the recordholder of, the Warrant Shares over and above the Warrant Shares issuable upon such exercise determined in accordance with Section 3.5 on the basis of the Warrant Shares into which each Warrant is exercisable prior to such adjustment determined in accordance with
         Section 3.5; provided, however, that the Company shall deliver to such Holder or other person a due bill or other appropriate instrument evidencing the right of such Holder or other Person to receive, and to become the record holder of, such Additional Common Shares, upon the occurrence of the event requiring such adjustment.

                  (f) Warrant Price Adjustment. Whenever the number of Warrant Shares into which a Warrant is exercisable is adjusted as provided in this
Section 5.1, the Warrant Price payable upon exercise of the Warrant shall simultaneously be adjusted by multiplying such Warrant Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of Warrant Shares into which such Warrant was exercisable immediately prior to such adjustment, and the denominator of which shall be the number of Warrant Shares into which such Warrant was exercisable immediately thereafter.

                  (g) Merger, Consolidation or Combination. In the event the Company merges, consolidates or otherwise combines with or into any Person after the date hereof and before the Expiration Date, then, as a condition of such merger, consolidation or combination, lawful and adequate (in the good faith judgment of the Board of Directors of the Company) provisions shall be made whereby Holders shall, in addition to their other rights hereunder, thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Agreement upon exercise of the Warrants and in lieu of the Warrant Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding Common Shares equal to the number of Warrant Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, and in any such case appropriate provision shall be made (including the execution by the Person formed by consolidation, merger or combination of a supplemental Warrant Agreement) with respect to the rights and interests of the Holders to the end that the provisions hereof (including, without limitation, provisions for adjustments of the number of Warrant Shares) shall thereafter be applicable, as nearly as may be practicable (in the good faith judgment of the Board of Directors of the Company), in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. This Section 5.1(g) shall similarly apply to successive consolidations, mergers or combinations.

                  (h) Compliance with Governmental Requirements. Before taking any action that would cause an adjustment reducing the Warrant Price below the then par value of any of the Warrant Shares into which the Warrants are exercisable, the Company will take any corporate action that may be necessary in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares at such adjusted Warrant Price.

                  (i) Optional Tax Adjustment. The Company may at its option, at any time during the term of the Warrants, increase the number of Warrant Shares into which each Warrant is exercisable, or decrease the Warrant Price, in addition to those changes required by Section 5.1(a), 5.1(b), 5.1(c), 5.1(d) or 5.1(f), as deemed advisable by the Board of Directors of the Company, in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the Recipients.

                  (j) Warrants Deemed Exercisable. For purposes solely of this
Section 5, the number of Warrant Shares which the holder of any Warrant would have been entitled to receive had such Warrant been exercised in full at any time or into which any Warrant was exercisable at any time shall be determined assuming such Warrant was exercisable in full at such time, although such Warrant may not be exercisable in full at such time pursuant to Section 3.2(a).

         5.2      Notice of Adjustment.

         Whenever the number of Warrant Shares into which a Warrant is exercisable is to be adjusted, or the Warrant Price is to be adjusted, in either case as herein provided, the Company shall compute the adjustment in accordance with Section 5.1, and shall, promptly after such adjustment becomes effective, cause a notice of such adjustment or adjustments to be given to all Holders in accordance with Section 10.1(b).

         5.3      Statement on Warrant Certificates.

         Irrespective of any adjustment in the number or kind of shares into which the Warrants are exercisable, Warrant Certificates theretofore or thereafter issued may continue to express the same price and number and kind of shares initially issuable pursuant to this Agreement.

         5.4      Fractional Interest.

         The Company shall not issue fractional Warrant Shares on the exercise of Warrants. If Warrant Certificates evidencing more than one Warrant shall be presented for exercise at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon such exercise thereof shall be computed on the basis of the aggregate number of Warrants so to be exercised. If any fraction of a Warrant Share would, except for the provisions of this Section 5.4, be issuable on the exercise of any Warrant (or specified portion thereof), the Company shall, in lieu of issuing any fractional Warrant Shares, pay an amount in cash calculated by it to be equal to the then Current Market Price per Common Share on the date of such exercise multiplied by such fraction computed to the nearest whole cent. The Holders, by their acceptance of the Warrant Certificates, expressly waive their right to receive any fraction of a Warrant Share or a stock certificate representing a fraction of a Warrant Share.

6.       LOSS OR MUTILATION

         Upon (i) receipt by the Warrant Agent of evidence reasonably satisfactory to the Warrant Agent of the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate and such reasonable and customary security or indemnity as may be required by the Warrant Agent and the Company to hold the Company and the Warrant Agent harmless and (ii) surrender, in the case of mutilation, of the mutilated Warrant Certificate to the Warrant Agent and cancellation thereof, then, in the absence of notice to the Warrant Agent that the Warrants evidenced thereby have been acquired by a bona fide purchaser, the Company shall execute, and the Warrant Agent shall countersign, issue and deliver to the registered Holder of the lost, stolen, destroyed or mutilated Warrant Certificate, in exchange therefor or in lieu thereof, a new Warrant Certificate of the same tenor and for a like aggregate number of Warrants. At the written request of such registered Holder, the new Warrant Certificate so issued shall be retained by the Company as having been surrendered for exercise, in lieu of delivery thereof to such Holder, and shall be deemed for purposes of Section 3.2 to have been surrendered for exercise on the date the conditions specified in clauses (i) and (ii) of the immediately preceding sentence were first satisfied.

         Upon the issuance of any new Warrant Certificate under this Section 6, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

         All Warrant Certificates surrendered for exercise or for exchange in case of mutilated Warrant Certificates shall be promptly canceled by the Warrant Agent and thereafter retained by the Warrant Agent until termination of this Agreement or its resignation as Warrant Agent, or disposed of or destroyed, at the direction of the Company.

         The provisions of this Section 6 are exclusive and shall preclude (to the extent lawful) all other rights or remedies with respect to the replacement of mutilated, lost, stolen, or destroyed Warrant Certificates.

7.       RESERVATION AND AUTHORIZATION OF WARRANT SHARES

         The Company shall at all times reserve and keep available, free from preemptive rights, solely for issue upon the exercise of Warrants as herein provided, such number of its authorized but unissued Warrant Shares deliverable upon the exercise of Warrants as will be sufficient to permit the exercise in full of all outstanding Warrants. The Company covenants that all Warrant Shares will, at all times that Warrants are exercisable, be duly approved for listing subject to official notice of issuance on each securities exchange, if any, or the NNM, if applicable, on which the Common Shares are then listed or traded. The Company covenants that (i) all Warrant Shares that may be issued upon due exercise of Warrants shall upon issuance be duly and validly authorized, issued and fully paid and nonassessable and free of preemptive or similar rights and (ii) the stock certificates issued to evidence any such Warrant Shares will comply with Section 158 of the Delaware General Corporation Law (or its successor) and any other applicable law.

         The Company hereby authorizes and directs its current and future transfer agents for the Common Shares at all times to reserve stock certificates for such number of authorized shares as shall be requisite for such purpose. The Company will supply such transfer agents with duly executed stock certificates for such purposes.

8.       WARRANT TRANSFER BOOKS

         Warrant Certificates may be surrendered for registration of transfer or exchange of Warrants evidenced thereby at the Corporate Office of the Warrant Agent. Warrant Certificates may be surrendered for exercise at the Corporate Office of the Warrant Agent. The Warrant Agent and the Company and the Company will give prompt written notice to all Holders of Warrant Certificates of any change in the location of their respective Corporate Offices.

         The Warrant Agent shall cause to be kept at its Corporate Office a warrant register (the "Warrant Register") in which, subject to such reasonable regulations as it may prescribe and such regulations as may be prescribed by applicable law, the Company shall provide for the registration of Warrant Certificates and of transfers or exchanges of Warrant Certificates as herein provided.

         Subject to the provisions of Sections 2.4, 3.2 and 3.3, upon surrender for registration of transfer of any Warrant Certificate at the Corporate Office of the Warrant Agent, the Company shall execute, and the Warrant Agent shall countersign, issue and deliver, in the name of the designated transferee or transferees, one or more new Warrant Certificates evidencing a like aggregate number of Warrants.

         Subject to Section 2.4, (i) at the option of the Holder, Warrant Certificates may be exchanged at the Corporate Office of the Warrant Agent upon payment of the charges herein provided for other Warrant Certificates evidencing a like aggregate number of Warrants and (ii) whenever any Warrant Certificates are so surrendered for exchange, the Company shall execute, and the Warrant Agent shall countersign, issue and deliver the Warrant Certificates of the same tenor and evidencing the same number of Warrants as evidenced by the Warrant Certificates surrendered by the Holder making the exchange.

         All Warrant Certificates issued upon any registration of transfer or exchange of Warrant Certificates shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Agreement, as the Warrant Certificates surrendered for such registration of transfer or exchange.

         Subject to Section 2.4, every Warrant Certificate surrendered for registration of transfer or exchange shall (if so required by the Warrant Agent or the Company) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Warrant Agent or the Company, duly executed by the Holder thereof or his attorney duly authorized in writing with signature guarantees by an acceptable participant in a recognized Medallion program.

9.       WARRANT HOLDERS

         9.1      Voting or Dividend Rights.

         Prior to the exercise of the Warrants, except as may be specifically provided for herein, (i) no Holder of a Warrant Certificate, as such, shall be entitled to any of the rights of a holder of Common Shares, including, without limitation, the right to vote at or to receive any notice of any meetings of stockholders of the Company; (ii) the consent of any Holder shall not be required with respect to any action or proceeding of the Company; (iii) except as provided in Section 4, no Holder, by reason of the ownership or possession of a Warrant or the Warrant Certificate representing the same, shall have any right to receive any stock dividends, allotments or rights or other distributions paid, allotted or distributed or distributable to the stockholders of the Company prior to, or for which the relevant record date preceded, the date of the exercise of such Warrant; and (iv) no Holder shall have any right not expressly conferred by this Agreement or Warrant Certificate held by such Holder.

         9.2      Rights of Action.

         All rights of action against the Company in respect of this Agreement are vested in the Holders of the Warrant Certificates, and any Holder of any Warrant Certificate, without the consent of the Holder of any other Warrant Certificate, may, on such Holder's own behalf and for such Holder's own benefit, enforce and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, such Holder's right to exercise, exchange or tender for purchase such Holder's Warrants in the manner provided in this Agreement.

         9.3      Treatment of Holders of Warrant Certificates.

         Every Holder of a Warrant Certificate, by accepting the same, consents and agrees with the Company and with every subsequent holder of such Warrant Certificate that, prior to due presentment of such Warrant Certificate for registration of transfer, the Company and any agent of the Company may treat the Person in whose name the Warrant Certificate is registered as the owner thereof for all purposes and as the Person entitled to exercise the rights granted under the Warrants represented by such Warrant Certificate, and neither the Company, the Warrant Agent nor any other agent of the Company shall be affected by any notice to the contrary.

         9.4      Communications to Holders.

                  (a) If any Holder of a Warrant Certificate applies in writing to the Company and such application states that the applicant desires to communicate with other Holders with respect to its rights under this Agreement or under the Warrants, then the Company shall, within five (5) Business Days after the receipt of such application, and upon payment to the Company by such applicant of the reasonable expenses of preparing such list, provide to such applicant a list of the names and addresses of all Holders of Warrant Certificates as of the most recent practicable date.

                  (b) Every Holder of Warrant Certificates, by receiving and holding the same, agrees with the Company that neither the Company nor any agent of the Company shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with
Section 9.4(a).

10.      NOTICES

         10.1     Notices Generally.

                  (a) Any request, notice, direction, authorization, consent, waiver, demand or other communication required, permitted or authorized by this Agreement to be made upon, given or furnished to or filed with the Company or the Warrant Agent by the other party hereto or by any Holder shall be sufficient for every purpose hereunder if in writing (including telecopy communication) and telecopied or delivered by hand (including by courier service) as follows:

                  If to the Company, to it at:

                           Forcenergy Inc
                           2730 S.W. 3rd Avenue
                           Suite 800
                           Miami, Florida 33129-2356
                           Attention: Chief Financial Officer
                           Telecopy No.: (305) 856-8500

                  (or such other address as shall have been set forth in a notice delivered in accordance with this Section 10.1(a)).

                  If to the Warrant Agent, to:

                           American Stock Transfer & Trust Company
                           40 Wall Street, 46th Fl.
                           New York, NY 10005
                           Attention:Executive Vice President
                           Telecopy No.: (718) 236-4588

         All such communications shall, when so telecopied or delivered by hand, be effective when telecopied with confirmation of receipt or received by the addressee, respectively.

         Any Person that telecopies any communication hereunder to any Person shall, on the same date as such telecopy is transmitted, also send, by first class mail, postage prepaid and addressed to such Person as specified above, an original copy of the communication so transmitted.

                  (b) Where this Agreement provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at the address of such Holder as it appears in the Warrant Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Agreement provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.

         In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made by a method reasonably approved in good faith by the Company as one which would be most reliable under the circumstances for successfully delivering the notice to the addressees shall constitute a sufficient notification for every purpose hereunder.

         10.2     Required Notices to Holders.

         In case the Company shall propose (i) to pay any dividend payable in stock of any class to the holders of its Common Shares, to pay a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings or other extraordinary cash dividend, or to make any other distribution to the holders of its Common Shares for which an adjustment is required to be made pursuant to
Section 5, (ii) to distribute to all holders of its outstanding Common Shares rights to subscribe for or to purchase any Additional Common Shares or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its Common Shares, (iv) to effect any transaction described in Section 5.1(g) or (v) to effect the liquidation, dissolution or winding up of the Company or a sale of all or substantially all of its assets, then, and in each such case, the Company shall give to each Holder of a Warrant Certificate, in accordance with Section 10.1(b), a notice of such proposed action or event. Such notice shall specify (x) the date on which a record is to be taken for the purposes of such dividend or distribution; and (y) the date on which the Company expects such reclassification, transaction, event, liquidation, dissolution or winding up to become effective and the date as of which the Company expects that holders of Common Shares of record will be entitled to exchange their Common Shares for securities, cash or other property deliverable upon such reclassification, transaction, event, liquidation, dissolution or winding up. Such notice shall be given, in the case of any action covered by clause (i) or (ii) above, at least fifteen (15) days prior to the record date for determining holders of the Common Shares for purposes of such action or, in the case of any action covered by clauses (iii) through (v), at least twenty (20) days prior to the applicable effective or expiration date specified above or, in any such case, prior to such earlier time as notice thereof shall be required to be given pursuant to Rule 10b-17 under the Exchange Act, if applicable.

         If at any time the Company shall cancel any of the proposed transactions for which notice has been given under this Section 10.2 prior to the consummation thereof, the Company shall give each Holder prompt notice of such cancellation in accordance with Section 10.1(b) hereof.

11.      APPLICABLE LAW

         THIS AGREEMENT, EACH WARRANT CERTIFICATE ISSUED HEREUNDER, EACH WARRANT EVIDENCED THEREBY AND ALL RIGHTS ARISING HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

12.      PERSONS BENEFITTING

         This Agreement shall be binding upon and inure to the benefit of the Company, the Warrant Agent, and their respective successors and assigns and the Holders from time to time. Nothing in this Agreement is intended or shall be construed to confer upon any Person, other than the Company, the Warrant Agent and the Holders, any right, remedy or claim under or by reason of this Agreement or any part hereof. Each Holder, by acceptance of a Warrant Certificate, agrees to all of the terms and provisions of this Agreement applicable thereto.

13.      COUNTERPARTS

         This Agreement may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

14.      AMENDMENTS

         This Agreement may be amended by the Company only with the consent of the Holders of a majority of the then outstanding Warrants. Notwithstanding the foregoing, the consent of each Holder of a Warrant affected shall be required for any amendment pursuant to which the Warrant Price would be increased or the number of Warrant Shares purchasable upon exercise of Warrants would be decreased (other than pursuant to adjustments provided for herein).

         Upon execution and delivery of any amendment pursuant to this Section 14, such amendment shall be considered a part of this Agreement for all purposes and every Holder of a Warrant Certificate theretofore or thereafter delivered hereunder shall be bound thereby.

         Promptly after the execution by the Company of any such amendment, the Company shall give notice to the Holders, setting forth in general terms the substance of such amendment, in accordance with the provisions of Section 10.1(b). Any failure of the Company to mail such notice or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment.

15.      INSPECTION

         The Company may require each Holder to submit his Warrant Certificate for inspection by the Company.

16.      SUCCESSOR TO THE COMPANY

         So long as Warrants remain outstanding, the Company will not enter into any Non-Surviving Combination unless the acquirer (or its parent company under any triangular acquisition) shall expressly assume by a supplemental agreement, executed and delivered to the Company, in form reasonably satisfactory to the Company, the due and punctual performance of every covenant of this Agreement on the part of the Company to be performed and observed and shall have provided for exercise rights in accordance with Section 5.1(g). Upon the consummation of such Non-Surviving Combination, the acquirer (or its parent company under any triangular acquisition) shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Agreement with the same effect as if such acquirer (or its parent company under any triangular acquisition) had been named as the Company herein.

17.      ENTIRE AGREEMENT

         This Agreement sets forth the entire agreement of the parties hereto as to the subject matter hereof and supersedes all previous agreements among all or some of the parties hereto with respect thereto, whether written, oral or otherwise.

18.      HEADINGS

         The descriptive headings of the several Sections of this Agreement are inserted for convenience and shall not control or affect the meaning or construction of any of the provisions hereof.

19.               CONCERNING THE WARRANT AGENT.

                  The Warrant Agent acts hereunder as agent and in a ministerial capacity for the Company, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not, by issuing and delivering Warrant Certificates or by any other act hereunder be deemed to make any representations as to the validity, value or authorization of the Warrant Certificates or the Warrants represented thereby or of any securities or other property delivered upon exercise of any Warrant or whether any stock issued upon exercise of any Warrant is fully paid and nonassesable.

                  The Warrant Agent shall not at any time be under any duty or responsibility to any holder of Warrant Certificates to make or cause to be made any adjustment of the Warrant Price provided in this Agreement, or to determine whether any fact exists which may require any such adjustments, or with respect to the nature or extent of any such adjustment, when made, or with respect to the method employed in making the same. It shall not (i) be liable for any recital or statement of facts contained herein or for any action taken, suffered or omitted by it in reliance on any Warrant Certificate or other document or instrument believed by it in good faith to be genuine and to have been signed or presented by the property party or parties, (ii) be responsible for any failure on the part of the Company to comply with any of its covenants and obligations contained in this Agreement or in any Warrant Certificate, or (iii) be liable for any act or omission in connection with this Agreement except for its own negligence or wilful misconduct.

                  The Warrant Agent may at any time consult with counsel satisfactory to it (who may be counsel for the Company) and shall incur no liability or responsibility for any action taken, suffered or omitted by it in good faith in accordance with the opinion or advice of such counsel.

                  Any notice, statement, instruction, request, direction, order or demand of the Company shall be sufficiently evidenced by an instrument signed by the Chairman of the Board, President, any Vice President, its Secretary, or Assistant Secretary, (unless other evidence in respect thereof is herein specifically prescribed). The Warrant Agent shall not be liable for any action taken, suffered or omitted by it in accordance with such notice, statement, instruction, request, direction, order or demand believed by it to be genuine.

                  The Company agrees to pay the Warrant Agent reasonable compensation for its services hereunder and to reimburse it for its reasonable expenses hereunder (in each case, as indicated in writing prior to or on the date of this Agreement, or prior to the date of such subsequent services or the incurrence of such expenses and agreed to by the Company); it further agrees to indemnify the Warrant Agent and save it harmless against any and all losses, expenses and liabilities, including judgments, costs and counsel fees, for anything done or omitted by the Warrant Agent in execution of its duties and powers hereunder except losses, expenses and liabilities arising as a result of the Warrant Agent's negligence or wilful misconduct.

                  The Warrant Agent may resign its duties and be discharged from all further duties and liabilities hereunder (except liabilities arising as a result of the Warrant Agent's own negligence or wilful misconduct), after giving 30 days' prior written notice to the Company. At least 15 days prior to the date such resignation is to become effective, the Warrant Agent shall cause a copy of such notice of resignation to be mailed to the Holder of each Warrant Certificate at the Company's expense. Upon such resignation, or any inability of the Warrant Agent to act as such hereunder, the Company shall appoint a new warrant agent in writing. If the Company shall fail to make such appointment within a period of 15 days after it has been notified in writing of such resignation by the resigning Warrant Agent, then the Holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a new warrant agent. Any new warrant agent, whether appointed by the Company or by such a court, shall be a bank or trust company having a capital and surplus, as shown by its last published report to its stockholders, of not less than $10,000,000 or a stock transfer company that is a registered transfer agent under the Securities Exchange Act of 1934. After acceptance in writing of such appointment by the new warrant agent is received by the Company, such new warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act or deed; but if for any reason it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Company and shall be legally and validly executed and delivered by the resigning Warrant Agent. Not later than the effective date of any such appointment the Company shall file notice thereof with the resigning Warrant Agent and shall forthwith cause a copy of such notice to be mailed to the Holder of each Warrant Certificate.

                  Any corporation into which the Warrant Agent or any new warrant agent may be converted or merged or any corporation resulting from any consolidation to which the Warrant Agent or any new warrant agent shall be a party or any corporation succeeding to the trust business of the Warrant Agent shall be a successor warrant agent under this Agreement without any further act, provided that such corporation is eligible for appointment as successor to the Warrant Agent under the provisions of the preceding paragraph. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed to the Company and to the Registered Holder of each Warrant Certificate.

                  The Warrant Agent, its subsidiaries and affiliates, and any of its or their officers or directors, may buy and hold or sell Warrants or other securities of the Company and otherwise deal with the Company in the same manner and to the same extent and with like effects as though it were not Warrant Agent. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                 FORCENERGY INC



                                 By: /s/ Stig Wennerstrom
                                     ------------------------
                                     Stig Wennerstrom
                                     President and Chief Executive Officer

                                 AMERICAN STOCK TRANSFER
                                 & TRUST COMPANY

                                 By:    /s/ Herbert J. Lemmer
                                        ---------------------
                                        Name: Herbert J. Lemmer
                                        Title: Vice President

                                    EXHIBIT A


                       FORM OF FACE OF WARRANT CERTIFICATE


         THE WARRANT REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF ARE EXEMPT FROM THE REGISTRATION AND QUALIFICATION REQUIREMENTS OF FEDERAL AND STATE SECURITIES LAWS PURSUANT TO SECTION 1145 OF THE BANKRUPTCY CODE AS SECURITIES ISSUED BY A DEBTOR PURSUANT TO A PLAN OF REORGANIZATION APPROVED BY THE BANKRUPTCY COURT.

                  THE WARRANT REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF ARE SUBJECT TO THE CONDITIONS SPECIFIED IN THE WARRANT AGREEMENT (SUBSCRIPTION WARRANTS), DATED AS OF MARCH 20, 2000, AMONG THE COMPANY AND THE WARRANT AGENT. A COPY OF THE WARRANT AGREEMENT IS ON FILE AT THE OFFICES OF FORCENERGY INC. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY THE PROVISIONS OF THE WARRANT AGREEMENT.

                                 FORCENERGY INC

                               WARRANT CERTIFICATE
                                   EVIDENCING
                       WARRANTS TO PURCHASE COMMON SHARES
                            EXERCISABLE ON OR BEFORE
                               5:00 P.M. NEW YORK,
                                 NEW YORK TIME,
                                       ON
                                 MARCH 20, 2010
  (OR ON AN EARLIER EXPIRATION NOTICE DATE AFTER DELIVERY BY THE COMPANY OF AN
                     EXPIRATION NOTICE AFTER MARCH 20, 2004)

CUSIP No. 345206 13 0

No.                                                                     Warrants

         THIS CERTIFIES THAT, for value received, _______________________ ___________________________, or registered assigns, is the registered owner of
______________________ Warrants to Purchase Common Shares of Forcenergy Inc, a Delaware corporation (the "Company," which term includes any successor thereto under the Warrant Agreement), and is entitled, subject to and upon compliance with the provisions hereof and of the Warrant Agreement, at such Holder's option, at any time when the Warrants evidenced hereby are exercisable, to purchase from the Company one Warrant Share for each Warrant evidenced hereby, at the purchase price of $10.00 per share (as adjusted from time to time, the "Warrant Price"), payable in full at the time of purchase, the number and nature of Warrant Shares into which and the Warrant Price at which each Warrant shall be exercisable, each being subject to adjustment as provided in Section 5 of the Warrant Agreement.

         The Holder of this Warrant Certificate may exercise all or any whole number of the Warrants evidenced hereby, on any Business Day on and after the earlier of the date (i) the Company has obtained a no-action letter from the staff of the U.S. Securities and Exchange Commission confirming the issuance of the Common Stock upon the exercise of the Warrants and subsequent resales will be exempt from registration under the Securities Act pursuant to Section 1145 of the Bankruptcy Code, (ii) the Company has determined, on advice of counsel, that an applicable exemption from registration exists or that registration of the issuance and resales of such Common Stock is unnecessary and (iii) the effectiveness of a registration statement filed by the Company covering the offer and sale of the Common Stock pursuant to the Warrants (subject to the effectiveness and availability of the registration statement), until 5:00 p.m., New York, New York time, on the earlier of (x) March 20, 2010, (y) the date 30 days after the date of an "Expiration Notice", which means a notice of expiration of the Warrants that may be given by the Company, in its sole discretion, on any date after the fourth anniversary of the Issue Date if the Market Price has exceeded 300% of the Warrant Price for a period of 30 consecutive Trading Days, and (z) any earlier expiration date pursuant to
Section 4 of the Warrant Agreement (the "Expiration Date") for the Warrant Shares purchasable hereunder.

         Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         IN WITNESS WHEREOF, the Company has caused this certificate to be duly executed under its corporate seal.

                                     FORCENERGY INC


[SEAL]                               By:   _______________________
                                           Name:  Stig Wennerstrom
                                           Title: President

ATTEST:


Name:
Title:
Dated: _________ [ ], 2000



COUNTERSIGNED:

AMERICAN STOCK TRANSFER & TRUST COMPANY

By: _____________________
Name:
Title:

                    [FORM OF REVERSE OF WARRANT CERTIFICATE]

                                 FORCENERGY INC

                               WARRANT CERTIFICATE
                                   EVIDENCING
                       WARRANTS TO PURCHASE COMMON SHARES

1.       General.

         Each Warrant evidenced hereby is one of a duly authorized issue of Warrants of the Company designated as its Warrants to Purchase Common Shares ("Warrants"), limited in aggregate number to 1,800,000 Warrants and 1,800,000 Common Shares (subject to adjustment pursuant to Section 5 of the Warrant Agreement) issued under and in accordance with the Warrant Agreement (Subscription Warrants), dated as of March 20, 2000 (the "Warrant Agreement"), between the Company and the Warrant Agent, to which Warrant Agreement and all amendments thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Warrant Agent, the Holders of this Warrant Certificate and the owners of the Warrants evidenced hereby. A copy of the Warrant Agreement is available during normal business hours at the Corporate Office of the Company for inspection by the Holder hereof.

         In the event of the exercise of less than all of the Warrants evidenced hereby, a new Warrant Certificate in the same form and for the number of Warrants which are not exercised shall be issued by the Company in the name or upon the written order of the Holder of this Warrant Certificate upon the cancellation hereof.

         All Warrant Shares issuable by the Company upon the exercise of Warrants shall, upon such issuance, be duly authorized, validly issued, fully paid and nonassessable and free of preemptive or similar rights.

         The Company shall pay any and all documentary stamp taxes, if any, attributable to the initial issuance of Warrants or the delivery of Warrant Shares issuable upon exercise of the Warrants. The Company shall not be required to pay any tax or other charge imposed in respect of (i) any transfer (including any transfer effected pursuant to the provisions of Section 3.2(d) or (e)) or exchange of any Warrant Certificate or any certificates for Warrant Shares or
(ii) payment of cash to any Person other than the Holder of the Warrant Certificate surrendered upon the exercise of a Warrant, and in case of such transfer, exchange or payment, the Company shall not be required to issue or deliver any certificate or pay any cash until (a) such tax or charge has been paid or an amount sufficient for the payment thereof has been delivered to the Company or (b) it has been established to the Company's satisfaction that any such tax or other charge that is or may become due has been paid.

         The Warrant Certificates are issuable only in registered form in denominations of whole numbers of Warrants. Upon surrender at the Corporate Office of the Warrant Agent and payment of the charges specified herein and in the Warrant Agreement, this Warrant Certificate may be exchanged for Warrant Certificates in other authorized denominations or the transfer hereof may be registered in whole or in part in authorized denominations to one or more designated transferees, subject to the restrictions on transfer set forth herein and in the Warrant Agreement; provided, however, that such other Warrant Certificates issued upon exchange or registration of transfer shall evidence the same aggregate number of Warrants as this Warrant Certificate. The Warrant Agent shall cause to be kept at its Corporate Office the Warrant Register in which, subject to such reasonable regulations as the Warrant Agent may prescribe and such regulations as may be prescribed by applicable law, the Company and the Warrant Agent shall provide for the registration of Warrant Certificates and of transfers or exchanges of Warrant Certificates as provided in the Warrant Agreement.

2.       Expiration.

         Except as provided in Section 4 of the Warrant Agreement and Section 3 of this Warrant Certificate, all outstanding Warrants shall expire and all rights of the Holders of Warrant Certificates evidencing such Warrants shall terminate and cease to exist, as of 5:00 p.m., New York, New York time, on the Expiration Date. "Expiration Date" shall mean the earlier of (i) March 20, 2010,
(ii) the date 30 days after the date of an "Expiration Notice", which means a notice of expiration of the Warrants that may be given by the Company, in its sole discretion, on any date after the fourth anniversary of the Issue Date if the Market Price has exceeded 300% of the Warrant Price for a period of 30 consecutive Trading Days, and (iii) any earlier expiration date pursuant to
Section 4 of the Warrant Agreement and Section 3 of this Warrant Certificate.

3.       Liquidation of the Company.

         If, on or prior to the Expiration Date, the Company (or any other Person controlling the Company) shall propose or otherwise be subject to a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, each Holder shall receive the securities, money or other property which such Holder would have been entitled to receive had such Holder been the holder of record of the Warrant Shares into which the Warrants were exercisable immediately prior to such dissolution, liquidation or winding up (net of the then applicable Warrant Price), and the rights to exercise such Warrants shall terminate.

4.       Anti-Dilution Adjustments.

         The number and nature of Warrant Shares issuable upon exercise of a Warrant and the Warrant Price shall be adjusted on occurrence of certain events as provided in the Warrant Agreement, including, without limitation, the distribution of rights to purchase Common Shares (or securities convertible into or exchangeable for Common Shares) at a price below the Current Market Price. Pursuant to the Warrant Agreement, an adjustment may also be made in the event of a combination, subdivision or reclassification of the Common Shares. Adjustments will be made whenever and as often as any specified event requires an adjustment to occur in accordance with the Warrant Agreement.

         In such event, the Company will, at the request of the Holder, execute, and the Warrant Agent shall countersign, issue and deliver a new Warrant Certificate evidencing the adjustment in the Warrant Price and the number and/or nature of securities or property issuable upon the exercise of the Warrants; provided however, that the failure of the Company to execute, or the Warrant Agent to countersign, issue and deliver such new Warrant Certificates shall not in any way change, alter, or otherwise impair, the rights of the Holder as set forth in the Warrant Agreement.

5.       Procedure for Exercising Warrant.

         Subject to the provisions hereof and of the Warrant Agreement, the Holder of this Warrant Certificate may exercise all or any whole number of the Warrants evidenced hereby by either of the following methods:

                  (A) The Holder may deliver to the Warrant Agent at its Corporate Office (i) a written notice of such Holder's election to exercise all or a portion of the Warrants evidenced hereby, duly executed by such Holder in the form set forth below, which notice shall specify the number of Warrant Shares to be purchased, (ii) this Warrant Certificate evidencing such Warrants and (iii) a sum equal to the aggregate Warrant Price for the Warrant Shares into which the Warrants represented by this Warrant Certificate are being exercised, which sum shall be paid in any combination elected by such Holder of (x) a certified or official bank check payable to the order of the Company and delivered to the Warrant Agent at its Corporate Office (which the Warrant Agent shall transfer to the Company on the next Business Day after receipt), or (y) wire transfers in immediately available funds to the account of the Company at such banking institution as the Company shall have given notice to the Warrant Agent and the Holders in accordance with the Warrant Agreement; or

                  (B) The Holder may also exercise all or any of the Warrants in a "cashless" or "net-issue" exercise by delivering to the Warrant Agent at its Corporate Office (i) a written notice of such Holder's election to exercise all or a portion of the Warrants evidenced hereby, duly executed by such Holder in the form set forth below, which notice shall specify the number of Warrant Shares to be delivered to such Holder and the number of Warrant Shares with respect to which Warrants represented by this Warrant Certificate are being surrendered in payment of the aggregate Warrant Price for the Warrant Shares to be delivered to the Holder, and (ii) this Warrant Certificate evidencing such Warrants. For purposes of this subparagraph (B), each Warrant Share as to which such Warrants are surrendered in payment of the aggregate Warrant Price will be attributed a value equal to (x) the Market Price per share of Common Shares minus (y) the then-current Warrant Price. Solely for the purpose of this paragraph, the Market Price shall be calculated as the average of the Market Prices for each of the ten trading days preceding the date the notice of exercise is delivered to the Company.

6.       Registered Holder.

         Prior to and including due presentment of this Warrant Certificate for registration of transfer, the Company, the Warrant Agent and any other agent of the Company may treat the Person in whose name this Warrant Certificate is registered as the owner hereof for all purposes, and neither the Company, the Warrant Agent nor any other agent of the Company shall be affected by notice to the contrary.

7.       Amendment.

         The Warrant Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company or the Warrant Agent and the rights of the Holders of Warrant Certificates under the Warrant Agreement at any time by the Company and the Warrant Agent with the consent of the Holders of a majority of the then outstanding Warrants.

8.       Status as Holder.

         Prior to the exercise of the Warrants, except as may be specifically provided for in the Warrant Agreement, (i) no Holder of a Warrant Certificate, as such, shall be entitled to any of the rights of a holder of Common Shares of the Company, including, without limitation, the right to vote at, or to receive any notice of, any meetings of stockholders of the Company; (ii) the consent of any Holder shall not be required with respect to any action or proceeding of the Company; (iii) except as provided in the Warrant Agreement with respect to the dissolution, liquidation or winding up of the Company, no Holder, by reason of the ownership or possession of a Warrant or the Warrant Certificate representing the same, shall have any right to receive any stock dividends, allotments or rights or other distributions (except as specifically provided in the Warrant Agreement), paid, allotted or distributed or distributable to the stockholders of the Company prior to or for which the relevant record date preceded the date of the exercise of such Warrant; and (iv) no Holder shall have any right not expressly conferred by the Warrant Agreement or Warrant Certificate held by such Holder.

9.       Governing Law.

         THIS WARRANT CERTIFICATE, EACH WARRANT EVIDENCED HEREBY AND THE WARRANT AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THAT APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

10.      Definitions.

         All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

                                FORM OF EXERCISE

         In accordance with and subject to the terms and conditions hereof and of the Warrant Agreement, the undersigned registered Holder of this Warrant Certificate hereby irrevocably elects to exercise ____________________ Warrants evidenced by this Warrant Certificate and represents that such Holder has tendered the Warrant Price for each of the Warrants evidenced hereby being exercised in the aggregate amount of $_________ in the indicated combination of:

                         (i)   cash ($____________);

                        (ii) certified bank check in funds payable to the order of the Company
         ($________);

                       (iii) official bank check in funds payable to the order of the Company
         ($________);

                        (iv) or wire transfer in immediately available funds to the account designated by the Company for such purpose ($________); or

                         (v) "cashless" or "net-issue" exercise with respect to ________ Warrants pursuant to Section 3.2(c)(ii) of the Warrant Agreement and Section 5(B) of this Warrant Certificate.

         The undersigned requests that the Warrant Shares issuable upon exercise be in fully registered form in such denominations and registered in such names and delivered, together with any other property receivable upon exercise, in such manner as is specified in the instructions set forth below.

         If the number of Warrants exercised is less than all of the Warrants evidenced hereby, the undersigned requests that a new Warrant Certificate representing the remaining Warrants evidenced hereby be issued and delivered to the undersigned unless otherwise specified in the instructions below.

Dated:__________________________               Name:___________________________
                                                       (Please Print)
(Insert Social Security or Other
Identifying Number of Holder)                  Address:________________________


                                               ________________________________
                                               Signature




Medallion Signature Guarantee Required:


___________________________

         Instructions (i) as to denominations and names of Warrant Shares issuable upon exercise and as to delivery of such securities and any other property issuable upon exercise and (ii) if applicable, as to Warrant Certificates evidencing unexercised Warrants:

                                   Assignment

         (Form of Assignment To Be Executed If Holder Desires To Transfer Warrant Certificate)

         FOR VALUE RECEIVED _________________________ hereby sells, assigns and transfers unto

                  Please insert social security
                  or other identifying number




(Please print name and address including zip code)



the Warrants represented by the within Warrant Certificate and does hereby irrevocably constitute and appoint _________________ Attorney, to transfer said Warrant Certificate on the books of the within-named Company with full power of substitution in the premises.

Dated:

                                ___________________________________
                                Signature
                                (Signature must conform in all respects to the name of the Holder as specified on the face of the Warrant Certificate)


Medallion Signature Guarantee Required:








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